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                             EXHIBIT 10.3

                     REGISTRATION RIGHTS AGREEMENT

                                between

                    REGENERON PHARMACEUTICALS, INC.
                   and THE PROCTER & GAMBLE COMPANY

                             May 13, 1997


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                           TABLE OF CONTENTS

1.  INTRODUCTION AND CERTAIN DEFINITIONS                         1
2.  SECURITIES SUBJECT TO THIS AGREEMENT                         2
     2.1  REGISTRABLE SECURITIES                                 2
     2.2  HOLDERS OF REGISTRABLE SECURITIES                      2
     2.3  SALE OR TRANSFER OF COMPANY'S COMMON STOCK; LEGEND     3
3.  DEMAND REGISTRATIONS                                         3
     3.1  DEMAND BY HOLDERS                                      3
     3.2  EFFECTIVE REGISTRATION                                 4
     3.3  REGISTRATION STATEMENT FORM                            4
     3.4  SELECTION OF UNDERWRITERS                              4
     3.5  REGISTRATION OF OTHER SECURITIES                       4
     3.6  PRIORITY AMONG HOLDERS OF REGISTRABLE SECURITIES
           IN REQUESTED REGISTRATION                             5
     3.7  DELAY OF REQUESTED REGISTRATION                        5
4.  PIGGYBACK REGISTRATIONS                                      5
     4.1  PARTICIPATION                                          5
     4.2  UNDERWRITER'S CUTBACK                                  6
     4.3  NO EFFECT ON DEMAND REGISTRATIONS                      6
5.  HOLD-BACK AGREEMENTS                                         6
     5.1  RESTRICTIONS APPLICABLE TO COMPANY REGISTRATION        6
     5.2  RESTRICTIONS APPLICABLE TO DEMAND REGISTRATION         7
6.  REGISTRATION PROCEDURES                                      8
7.  ALLOCATION OF EXPENSES                                       9
8.  INDEMNIFICATION                                             10
9.  INFORMATION BY HOLDER                                       11
10. RULE 144 REQUIREMENTS                                       11
11. STANDSTILL AGREEMENT                                        12


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12. AMENDMENTS AND WAIVERS                                     14
13. NOTICES                                                    14
14. SUCCESSORS AND ASSIGNS                                     14
15. TRANSFER OF CERTAIN RIGHTS                                 14
16. DESCRIPTIVE HEADINGS                                       15
17. GOVERNING LAW                                              15
18. COUNTERPARTS                                               15
19. ENTIRE AGREEMENT                                           15
20. SEVERABILITY                                               15
SIGNATURE PAGE                                                 16

                                  -3-


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                     REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement, is made as of May 13, 1997, by and between Regeneron Pharmaceuticals, Inc., a New York corporation (the "Company"), and The Procter & Gamble Company, an Ohio corporation (the "Purchaser").

    1. Introduction and Certain Definitions. The Company is a party to a Securities Purchase Agreement (the Securities Purchase Agreement), dated May 13, 1997, with the Purchaser and pursuant to which the Company has agreed, among other things, to issue shares of its common stock, par value .001 per share (the Common Stock) and warrants to purchase shares of Common Stock, to the Purchaser. This Agreement shall become effective upon the issuance of such securities to the Purchaser pursuant to the Securities Purchase Agreement. Certain capitalized terms used in this Agreement are defined below; references to sections shall be to sections of this Agreement. Terms not otherwise defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.

1.1. As used in this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" means any corporation, company, partnership, joint venture, or other entity which controls, is controlled by, or is under common control with Purchaser. For purposes of this definition control shall mean the direct or indirect ownership of at least fifty (50%) percent or, if less than fifty (50%) percent, the maximum percentage as allowed by applicable law of (a) the shares of capital stock entitled to vote for the election of directors, or (b) ownership interest.

     "Agent" means any Person authorized to act on behalf of Purchaser with respect tot he transactions contemplated by this Agreement.

     "Collaboration Agreement" means that certain Collaboration Agreement, dated May 13, 1997 between Regeneron Pharmaceuticals, Inc. and The
Procter & Gamble Company. The Effective Date of the Collaboration
Agreement, as that term is defined therein, shall also be referred to herein as the "Effective Date" hereof.

    "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Person" means an individual, partnership, corporation, limited liability company, trust or incorporated organization, or other business entity, or a government or agency or political subdivision thereof.

     "Prospectus" means the prospectus included in any Registration

Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

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     "Registrable Securities" means (i) the Common Stock and the Warrant
Shares acquired by the Purchaser pursuant to the Securities Purchase Agreement (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalization, or similar event); provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities upon any sale of such shares pursuant to a Registration Statement, Section 4(1) of the Securities
Act, or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which is not entitled to the rights provided by this Agreement, or when such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold without subsequent registration under the Securities Act or in compliance with Rule 144 thereunder; provided, further, however, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities.

     "Registration" means a registration of the Company's securities for sale to the public under a Registration Statement.

     "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successor forms, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

    "Registration Expenses" means the expenses described in subsection 2.3.

    "Securities Act" means the Securities Act of 1933, as amended, and any successor Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "Underwritten Registration or Underwritten Offering" means a
Registration in which the securities of the Company are sold to an underwriter for reoffering to the public.

     "Warrant Shares" means any shares of Common Stock issued or issuable upon exercise of any of the Warrants.

    2  Securities Subject to this Agreement.


    2.1 Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities. The rights of the holders of the Registrable Securities may be limited by rights of other holders of the Company's securities who entered into agreements with the Company before the effective date of this Agreement including, without limitation, the rights obtained by Amgen Inc. in a certain Registration Rights Agreement dated April 15, 1996 with the Company.

    2.2 Holders of Registrable Securities. A Person is deemed to a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such ownership or right was acquired pursuant to the Securities Purchase Agreement or the Warrant Agreement, and whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

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    2.3  Sale or Transfer of Company's Common Stock; Legend.

         (a) The Registrable Securities shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

         (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

         (c) Each certificate representing the Registrable Securities shall bear a legend substantially in the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, or otherwise transferred, pledged, or hypothecated unless and until such shares are registered under such Act or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required. Additionally, the transfer of these shares is subject to the conditions specified in the Registration Rights Agreement dated as of May 13, 1997, between Regeneron Pharmaceuticals, Inc. and The
    Procter & Company, and no transfer of these shares shall be valid or effective until such conditions have been fulfilled. Upon the fulfillment of such conditions, Regeneron Pharmaceuticals, Inc., has agreed to deliver to the holder hereof a new certificate for the shares represented hereby registered in the name of the holder hereof. Copies of such agreement may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of Regeneron Pharmaceuticals, Inc.


    The foregoing legend shall be removed from the certificates representing any Registrable Securities, at the request of the holder thereof, at such time as such shares become eligible for resale pursuant to Rule 144(k) under the Securities Act or such shares become publicly tradable pursuant to an effective Registration Statement.

    3.   Demand Registrations.

    3.1 Demand by Holders. The holders of a majority of Registrable
Securities, at any time from and after the third anniversary of the Effective Date, may make a total of two written requests to the Company for Registration of Registrable Securities under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities. Any such Registration requested shall hereinafter be referred to as a "Demand Registration." Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof. Upon such request for a Demand Registration, the Company shall use its best efforts to promptly effect the Registration of such Registrable Securities under (i) the Securities Act, and (ii) subject to Section 6, the blue sky laws of such jurisdictions as any holder of such Registrable Securities requesting such Registration or any underwriter, if any, may reasonably request. The Company shall also use its best efforts to have all such Registrable Securities registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the holders of a majority of such Registrable Securities to consummate the disposition of such Registrable Securities.

    Notwithstanding the foregoing, the Company shall not be obligated to effect a Demand Registration if all (but not less than all) of the shares requested to be registered could

                            -6-

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immediately be sold by such holders under Rule 144 under the Securities
Act at a price substantially equivalent to the prevailing market price. The final determination of whether all of the shares could immediately be sold under Rule 144 shall be made in good faith by counsel for holders of the Registrable Securities after, among other things, considering the possible affiliate status of any such holder. The Company shall have the burden of establishing that the shares could immediately be sold at a price substantially equivalent to the prevailing market price. Any request for a Demand Registration not effected pursuant to the provisions of this paragraph shall not count against the two requests specified in the preceding paragraph.

    3.2 Effective Registration. Subject to the last paragraph of Section
6, the Company shall be deemed to have effected a Demand Registration if the Registration Statement relating to such Demand Registration is declared effective by the SEC and remains effective for at least 90 days; provided, however, that no Demand Registration shall be deemed to have been effected if

(i) such registration, after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the selling holders of Registrable Securities, or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of a failure on the part of the selling holders of Registrable Securities or any underwriter referred to in Section 3.4.

    3.3 Registration Statement Form. Registrations under this Section 3 shall be on such appropriate registration form of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in such holders' requests for such Registration. If, in connection with any Registration under this Section 3 which is proposed by the Company to be on Form S-3 or any successor form to such Form, the managing underwriter (if any) or holders of a majority of the Registrable Securities requesting a Demand Registration shall advise the Company in writing that in its opinion additional disclosure not required by such form is of material importance to the success of the offering, then such Registration shall include such additional disclosure.

    3.4 Selection of Underwriters. If at any time or from time to time during the time period applicable to Demand Registrations any of the holders of the Registrable Securities covered by a Registration Statement desire to sell Registrable Securities in an Underwritten Offering, the investment banker or investment bankers that will manage the offering will be selected as follows:

         (a) Managing Underwriter. A majority of the holders of Registrable Securities shall select three (or, if such holder(s) desires, more than three) nationally recognized investment banking firms as candidates for the offering, each of which is ready, willing and able to act as the managing underwriter, and shall provide a list of such candidates to the Company. Not later than five business days following the receipt of such list, the Company shall: (i) choose one of three candidates to act as the managing underwriter for the offering and (ii) notify the holders of a majority of Registrable Securities of such choice.

         (b) Co-Managers. The investment banking firm(s), if any, that will serve as co-manager(s) of the offering will be selected by holders of a majority of Registrable Securities.

    3.5 Registration of Other Securities. Whenever the Company shall effect a Registration pursuant to this Section 3 in connection with an Underwritten Offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such Registration if the managing underwriter of such offering shall have advised each selling holder of Registrable Securities to be covered by such Registration in writing (with a copy to the Company) that, in its opinion, the number of securities requested to

                            -7-

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be included in such Registration exceeds the number which can be sold in such offering within a price range acceptable to the selling holders of a majority of the Registrable Securities requested to be included in such Registration. If no such notice or letter is provided, the Company may include shares of Common Stock for its own account or for the account of other shareholders of the Company having the right to include such shares in a Registration Statement filed by the Company with the SEC.

    3.6 Priority Among Holders of Registrable Securities in Requested Registration. If the managing underwriter of an Underwritten Offering pursuant to this Section 3 advises each of the holders of Registrable Securities in writing (with a copy to the Company) that less than all of the Registrable Securities proposed to be included in such offering should be included (using the same standard described in subsection 3.5 hereof), then the amount of Registrable Securities to be offered for the accounts of holders of Registrable Securities shall be reduced pro rata, based on the number of Registrable Securities owned by such holders.

    3.6 Delay of Requested Registration. Notwithstanding anything to the contrary contained in this Section 3, if following a request for a Demand Registration the Company provides prompt written notification to all holders of Registrable Securities specifying the nature of any Delay Event described below, then the filing of the Registration Statement pursuant to the request for Demand Registration may be delayed by the Company for a period not to exceed six months from the date of its receipt of the written request for the Demand Registration or such shorter period provided below; provided, however, that such right to delay a request may be exercised by the Company not more than once in any two year period. A "Delay Event" shall be defined as any of the following: (1) the Company will file within 60 days following its receipt of the written request for Demand Registration, a Registration Statement for the public offering of securities for the account of the Company; (2) if the Securities Act or the rules or regulations thereunder, or the form on which the Registration Statement for the Demand Registration is to be filed, requires the filing of financial statements which are not yet available (in which case, the Company shall prepare or cause such statements to be prepared in a reasonably timely and diligent manner and promptly thereafter file the Registration Statement); (3) at the time of the request for Demand Registration, the Company is engaged in a material transaction or has an undisclosed material corporate development, and in either case, which would be required to be disclosed under the federal securities laws in the Registration Statement, but the Company's Board of Directors has made a good faith determination that making such disclosure at such time would materially adversely affect such transaction or development (in which case, the Company shall disclose the matter as promptly as practicable and promptly thereafter file the Registration Statement); or (4) at the time of the request of the Demand Registration, the Company is engaged in any financing (except the type described in clause (1) above) (in which case the Company shall file the Registration Statement no later than 30 days following its receipt of the written request for Demand Registration).

    4.   Piggyback Registrations.

    4.1 Participation. Subject to Section 4.2 hereof, if at any time from and after the third anniversary of the Effective Date, the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of any of its shares of Common Stock, whether or not by the Company for its own account (other than (i) a registration on Form S-4 (or otherwise in connection with non-cash offerings, exchange offers, mergers or recapitalizations) or S-8 or any successor form to such Forms, or (ii) any registration of securities as it relates to an offering and sale to directors or employees of, or non-employee service providers to, the Company under bona fide benefits plans adopted by the Board of Directors of the Company and approved by the holders of Common Stock when required by law), then, as promptly as practicable, the Company shall give written notice of such proposed filing to each holder of Registrable Securities

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and such notice shall offer the holders of Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Section 4.2, the Company shall include in such Registration Statement all Registrable Securities requested within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder) to be included in the Registration for such offering pursuant to a Piggyback Registration. Notwithstanding the foregoing, the Company shall not be obligated to include in a Piggyback Registration the shares of Registrable Securities requested to be included by a holder of Registrable Securities if: (i) all (but not less than all) of the shares requested to be included by that holder could immediately be sold by that holder under Rule 144 under the Securities Act at a price substantially equivalent to the prevailing market price and (ii) the Company provides to that holder a written waiver and consent allowing such holder to sell or otherwise dispose of all of such shares requested to be included without limitation to the restrictions imposed by Section 5.1 hereof. The final determination of whether all of the shares could immediately be sold under Rule 144 shall be made in good faith by counsel for such holder after, among other things, considering the possible affiliate status of such holder. The Company shall have the burden of establishing that the shares could immediately be sold at a price substantially equivalent to the prevailing market price. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

    4.2 Underwriter's Cutback. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in the Registration for such offering under Section 4.1 (the "Piggyback Securities"), to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter of any such proposed Underwritten Offering informs the Company and the holders of such Piggyback Securities in writing that, in its opinion, the number of shares of Common Stock (including the Piggyback Securities) requested to be included in such Registration exceeds the number which can be sold in such offering within a price range acceptable to the party who has requested the filing of the Registration Statement (the Company or other holders of the Company's Common Stock, as the case may be, hereafter referred to as the "Requesting Party"), then the shares of Common Stock to be included in such Registration shall be the number that can be sold within a price range acceptable to the Requesting Party, selected (i) first, from the shares of Common Stock originally proposed by the Requesting Party to be included in the Registration for such offering, (ii) second, and only if all the shares of Common Stock referenced in clause (i) have been included, from shares of Common Stock subject to piggyback registration rights originally proposed to be included by all holders of shares of Common Stock (other than the Requesting Party), selected pro rata based upon the total ownership of such shares of Common Stock subject to piggyback registration rights of such holders, and (iii) third, and only if all of the shares of Common Stock referenced in clause (ii) have been included, from any other securities eligible for inclusion in such Registration.

    4.3 No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 4 shall be deemed to have been effected pursuant to Section 3 hereof or shall relieve the Company of its obligation to effect any Registration upon request under Section 3 hereof.

    5.   Hold-Back Agreements.

    5.1  Restrictions Applicable to Company Registration.

         (a) Restrictions Applicable to Holders of Registrable Securities. Each

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holder of Registrable Securities, if requested by the Company and, in the case of an Underwritten Offering, the managing underwriters, shall agree not to sell, transfer or otherwise dispose of any Registrable Securities or other equity securities (or any securities convertible, exchangeable or exercisable for such equity securities) of the Company beneficially owned by it (except, in either case, those that are included in a Piggyback Registration) for a specified period of time (the "Holdback Period") in the event that the Company notifies such holder that it desires to file a Registration Statement (the "Company Registration Statement") to register the sale of shares of Common Stock (or any securities convertible, exchangeable or exercisable for such Common Stock) (other than a Registration referred to in clause (i) or (ii) of Section
4.1. The Holdback Period shall commence on the date the Company Registration Statement is declared effective by the SEC and shall terminate 120 days thereafter. A written agreement (the "Lock Up") memorializing each such holder's agreement to the foregoing restrictions shall be executed in a form reasonably satisfactory to the Company and, if applicable, the managing underwriters.

         (b) Restrictions Applicable to Officers, Directors and Other Stockholders. As a condition to each holder's delivery of the Lock Up pursuant to Section 5.1., the Company shall use its best efforts to obtain from each of its: (i) officers, (ii) directors and (iii) shareholders beneficially owning at least as many shares of Common Stock as the aggregate number of shares beneficially owned by the holders of Registrable Securities, a written agreement substantially similar to the Lock Up pursuant to which each such Person shall agree not to sell, transfer or otherwise dispose of any equity securities (or any securities convertible, exchangeable or exercisable for such equity securities) of the Company beneficially owned by it under the same terms as the Lock Up (excluding shares that are included in a Piggyback Registration); provided however, that each of the officers and directors may sell, transfer or dispose of during the Holdback Period the amount of equity securities of the Company that each would be permitted to sell under Rule 144 during a 90 day period commencing on the effective date of the Company Registration Statement.

    5.2 Restrictions Applicable to Demand Registration. The following restrictions on the sale, transfer or other disposition of the Company's equity securities (or any securities convertible, exchangeable or exercisable for such equity securities) by the Company, its officers and directors, certain other shareholders and holders of Registrable Securities shall apply in the event of a Demand Registration:

         (a)  Registration Restrictions Applicable to the Company.  The
Company, if requested by the holders of a majority of Registrable Securities and, in the case of an Underwritten Offering, the managing underwriters, shall agree not to effect any public sale or distribution of its equity securities (or any securities convertible, exchangeable, or exercisable for such equity securities) (except those that may be included in a Piggyback Registration) or any private offer, sale or distribution of its equity securities (or any securities convertible, exchangeable or exercisable for such equity securities) that may be integrated under the federal securities laws or the regulations thereunder with a Demand Registration, for the Demand Registration Holdback Period in the event of a Demand Registration. The "Demand Registration Holdback Period" shall be defined as the period commencing on the date that the Registration Statement for the Demand Registration is declared effective by the SEC and shall terminate 120 days thereafter. A written agreement memorializing the Company's agreement to the foregoing restrictions shall be executed in a form reasonably satisfactory to the holders of a majority of Registrable Securities and, if applicable, the managing underwriters.

         (b) Restrictions Applicable to Officers and Directors. The
Company, if requested by the holders of a majority of Registrable Securities and, in the case of an Underwritten Offering, the managing underwriters, shall cause Dr. Leonard Schleifer (so long as he remains the Chief Executive Officer of the Company), and shall use its best efforts to cause each of its other officers and directors, to agree not to sell, transfer or otherwise dispose of any equity securities (or

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

any securities convertible, exchangeable, or exercisable for such equity securities) of the Company beneficially owned by each such Person (except those that may be included in a Piggyback Registration) during the Demand Registration Holdback Period in the event of a Demand Registration; provided, however, that all such officers and directors in the aggregate may sell, transfer or otherwise dispose of an aggregate of up to five percent of the total number of shares included in the Demand Registration. A written agreement memorializing each such Person's agreement to the foregoing restrictions shall be executed in a form reasonably satisfactory to the holders of a majority of Registrable Securities and, if applicable, the managing underwriters.

         (c) Restrictions Applicable to Other Stockholders. The Company, if requested by the holders of a majority of Registrable Securities and, in the case of an Underwritten Offering, the managing underwriters, shall cause each holder of its privately placed equity securities (or any securities convertible, exchangeable, or exercisable for such equity securities) issued by the Company at any time on or after the date of this Agreement to agree (for the benefit of the holders of Registrable Securities) not to effect any public sale or distribution of any such securities during the Demand Registration Holdback Period in the event of a Demand Registration. In addition, the Company shall use its best efforts to cause each such other shareholder of the Company beneficially owning at least five percent of the Company's then outstanding equity securities (or any securities convertible, exchangeable, or exercisable for such equity securities) to agree not to effect any public sale or distribution of equity securities (or any securities convertible, exchangeable, or exercisable for such equity securities) of the Company during the Demand Registration Holdback Period in the event of a Demand Registration. A written agreement memorializing each such Person's agreement to the foregoing restrictions shall be executed in a form reasonably satisfactory to the holders of a majority of Registrable Securities and, if applicable, the managing underwriters.

         (c) Restrictions Applicable to the Holders of Registrable
Securities. The holders of the Registrable Securities shall not sell, transfer or otherwise dispose of any equity securities (or any securities convertible, exchangeable or exercisable for such equity securities) of the Company beneficially owned by them during a Demand Registration Holdback Period in the event of any Demand Registration, except for those securities included in the Demand Registration.

    6. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

         (a) file with the Commission a Registration Statement with respect to such Registrable Securities and use reasonable efforts to cause the Registration Statement to become and remain effective;

         (b) prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act and keep the Registration Statement effective for a period of not less than one hundred twenty (120) days from the effective date;

         (c) furnish to the Purchaser such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Purchaser.

    If the Company has delivered preliminary or final prospectuses to the Purchaser and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested, the Purchaser shall

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

immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the Purchaser with revised prospectuses and, following receipt of the revised prospectuses, the Purchaser shall be free to resume making offers of the Registrable Securities;

         (d) use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under securities or Blue Sky laws of such states as the Purchaser shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Purchaser to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction, nor shall it be required to comply with any Blue Sky or other laws, rules or regulations of any jurisdiction for which compliance or other requirements are, in the reasonable judgment of the Company, unduly burdensome or would require any material adjustments in any terms of the offering or in the offering documents; and

         (e) In the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Purchaser shall also enter into and perform its obligations under such agreement.

         (f) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of the existence of any fact which results in the Registration Statement, the Prospectus or any documents incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of such supplemented or amended Prospectus as corrects such misstatement or omission, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods during which such Registration Statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus that corrects such misstatement or omission or is advised in writing by the Company that the use of the Prospectus may be resumed.

    7. Allocation of Expenses. The Company will indemnify and hold the Purchaser harmless for the payment of all Registration Expenses of all registrations under this Agreement, except as set forth in this Agreement. The term Registration Expenses shall mean all expenses incurred by the Company in complying with Section 3 or 4, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fee; and disbursements of counsel for the Company and the Purchaser, state Blue Sky fees and expenses (except that: the Purchaser shall not cause or request the filing for Blue Sky approval in any state reasonably refused by the Company), and the expenses of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

     In connection with each Registration Statement required hereunder, the Company will reimburse the holders of Registrable Securities being registered pursuant to such Registration

Statement for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority of such Registrable
Securities.

    Each seller of Registrable Securities shall pay all discounts, commissions, fees and expenses of the underwriters, selling brokers, dealer managers, and similar industry professionals relating to the distribution of its Registrable Securities.

    8. Indemnification. In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Purchaser, and each of its officers and directors, and each other person, if any, who controls the Purchaser, within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Purchaser or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any violation by the Company of the Securities Act in connection with such registration; and the Company will reimburse the Purchaser, officer, director, and each such controlling person for any legal or any other expenses reasonably incurred by the Purchaser, officer, director, or controlling person in connection with the investigating or defending of any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Purchaser, officer, director, underwriter, or controlling person specifically for use in the preparation thereof.

    In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Purchaser, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the proceeds of the Registrable Securities sold as contemplated herein; provided, further, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 8 shall not apply to the extent that any loss, claim, damage or liability results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, or liability at or prior to the written confirmation of the sale of the Registrable Securities confirmed to such person if it is determined that it was the responsibility of the Company, any of its directors, officers or agents to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

    Each party entitled to indemnification under this Section 8 (the

"Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. The Indemnified Party may participate in such defense at such party's expense provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

    If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, hereby agrees to contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other. Notwithstanding the foregoing, the amount the Purchaser shall be obliged to contribute pursuant to this paragraph of Section 8 shall be limited to an amount equal to the public offering sale price of the shares sold by the Purchaser.

    9. Information by Holder. The Purchaser shall furnish to the Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in
Section 3 or 4.

    No Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements.

    10. Rule 144 Requirements. The Company agrees to use reasonable efforts to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to the Purchaser upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Purchaser may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell all or any portion of the Registrable Securities without registration.

    11.  Standstill Agreement.

    11.1 Except as hereinafter set forth in subsection 11.2, the Purchaser agrees, for itself and its Affiliates, whether now or hereafter created or acquired, and any of the Purchaser's pension plans or employee benefit plan programs sponsored by the Purchaser for which the Purchaser controls its investment decisions, that it will not, until the earlier of (x) the termination of the Collaboration Agreement or (y) twenty (20) years from the date of this Agreement, without the prior written consent of the Company;

         (i) directly or indirectly acquire or own beneficially and/or of record more than twenty (20%) percent of the Then Outstanding Capital Stock of the Company (as hereinafter defined). For purposes of this Section 11, the Then Outstanding Capital Stock of the Company shall be deemed to be the total number of shares of the Company's issued and outstanding Common Stock and all shares of Common Stock (a) into which any issued and outstanding shares of preferred stock and any other securities exchangeable or convertible into Common Stock are exchangeable or convertible and (b) for which any issued, outstanding, and exercisable options or warrants to acquire Common Stock are then exercisable, as well as all capital stock issued as a result of any stock split, stock dividend, or reclassifications of Common Stock distributable, on a pro rata basis, to all holders of Common Stock or securities convertible into Common Stock;

         (ii) directly or indirectly, solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the Board of Directors of the Company with respect to any matter, or seek to advise or influence any person, with respect to the voting of any securities of the Company or any of its subsidiaries;

         (iii) propose or induce any other person to propose, directly or indirectly, (x) any merger or business combination involving the Company or any of its subsidiaries, (y) the purchase or sale of any assets of the Company or any of its subsidiaries or (z) the purchase of any of the voting securities of the Company, by tender offer or otherwise (except pursuant to the exercise of rights, warrants, options, or similar securities distributed by the Company to holders of voting securities generally);

         (iv) deposit any voting securities in a voting trust or subject any voting securities to any arrangement or agreement with respect to the voting of voting securities; or


         (v) advise, assist, or encourage any other person in connection with any of the foregoing.

    11.2 The Purchaser will be relieved of the restrictions set forth in subsection 11.1 of this Agreement only under the following circumstances and for the specific transactions as set forth herein below:

         (i) if a third party, not an Affiliate of the Purchaser, directly or indirectly makes a bona fide tender offer or other bona fide offer for more than twenty (20%) percent but not more than fifty (50%) percent of the Company's Then Outstanding Capital Stock, and said third party has, in the reasonable opinion of the Purchaser, the financial resources, ability and intention to carry out such offer, the Purchaser shall not be prohibited from purchasing or conducting a tender offer for an amount of shares equal to the amount of shares sought out be acquired by the third party during the period of its tender offer;

         (ii) if a third party, not an Affiliate of the Purchaser, directly or indirectly makes a bona fide tender offer or other bona fide offer for more than fifty (50%) percent of the Company's Then Outstanding Capital Stock and said third party has, in the reasonable opinion of the Purchaser, the financial resources, ability and intention to carry out such offer, the Purchaser shall not be prohibited from purchasing or conducting a tender offer for all or less than all of the Then Outstanding Capital Stock it does not already own during the period of the third party's tender offer; or

         (iii) in the event the Company hereafter issues to a third party more than seven (7%) percent of its Then Outstanding Capital Stock pursuant to a negotiated written transaction without requiring such third party to enter into a standstill agreement with provisions substantially as restrictive as those set forth in this Section 11, then Purchaser shall be relieved from its obligations hereunder.

    11.3 At the time that the Board of Directors of the Company makes a decision to put the Company up for sale and to entertain bids in connection with such sale, the Company shall promptly notify the Purchaser of such decision and in the event that the Company is entertaining a merger proposal or acquisition proposal which would result in the Company being merged with and into or acquired by another corporation and such negotiations have reached a state of finality that the Company believes a public announcement is warranted, the Company shall forthwith notify the Purchaser of the material terms of such proposed merger or acquisition which have been agreed upon. Purchaser's rights under this subsection shall be limited solely to notification. The Company's obligations under this Section 11 including without limitation this subsection
11.3 shall terminate upon the termination of the Collaboration Agreement.

    11.4 The parties hereto acknowledge and agree that the Company would be irreparably damaged in the event that any of the provisions of this Section 11 are not performed in accordance with their specific terms or are otherwise breached and that monetary damages are not an adequate remedy for said breach. It is, accordingly, agreed that the Company shall be entitled to injunctive relief to prevent breaches of this Section 11 by Purchaser and/or its Affiliates, and to specifically enforce this Section 11 and the terms and provisions thereof, in addition to any other remedy to which such aggrieved party may be entitled, at law or in equity. The Company may enter a stop transfer order with respect to the transfer of voting securities except in compliance with the termination of this Agreement.

    11.5 The Company shall give Purchaser prompt notice of the receipt by the Company of any Schedule 13-D filing from any person or Group (within the meaning of the Exchange Act) couched in such terms as to put the Company reasonably on notice of the likelihood that such person or Group has acquired or is proposing to acquire any shares of Common Stock which results in, or, if successful, would result in, such person or Group owning or having the right to acquire more than twenty percent (20%) of the Company's Then Outstanding Capital Stock.

    11.6 If Purchaser desires at some date to account for its investment in the Company pursuant to the equity method, the Company shall promptly furnish the Purchaser, at Purchaser's sole expense, which estimated expense shall be prepaid by Purchaser if so requested by the Company, all information that is required by generally accepted accounting principles to enable Purchaser to so account. To the extent reasonably available to the Company and to the extent reasonably requested by Purchaser, the Company shall provide information (and shall cause its employees, independent public accountants, and other representatives to do the same), to the extent reasonably available regarding the Company's to, and otherwise cooperate with, Purchaser so as to enable Purchaser to prepare financial statements in accordance with accounting principles generally accepted in the United States and to comply with its reporting requirements and other disclosure obligations under applicable United States securities laws and regulations (the "Regulations"). Purchaser agrees to hold all such information in at least the same degree of confidence as it would hold similar information regarding its operations and condition, and to disclose it only to the extent required by the Regulations, provided that there shall be no restriction on Purchaser's right to disclose its own financial statements, whether or not reflecting or including such information.

    11.7 All purchases of securities of the Company by Purchaser shall be made in compliance with applicable laws and regulations.

    11.8 During the term of the Collaboration Agreement, Purchaser agrees, for itself and its Affiliates, whether now or hereafter created or acquired, and any of the Purchaser's pension plans or employee benefit plan programs sponsored by the Purchaser for which the Purchaser controls its investment decisions, that it will not, directly or indirectly, by action or inaction, use its voting power (by itself or in concert with others) to cause any Key Man of the Company (as that term is used in the Collaboration Agreement) to leave the Company, including, without limitation, voting against the election or reelection of any Key Man to serve as a member of the Board of Directors of the Company.

    12. Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only with the written consent of the parties hereto.

    13. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to (a) in the case of the Company, at 777 Old Saw Mill River Road, Tarrytown, New York 10591, attention: President, with a copy to the attention of General Counsel and Corporate Secretary or (b) in the case of the Purchaser, at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, attention:
President, with a copy to the attention of General Counsel. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above.

    14. Successors and Assigns. The provisions of this Agreement, including the rights and obligations hereunder, shall be binding upon, and inure to the benefit of, the respective successors and assigns of the Purchaser (the Transferees) and of the Company, provided that such Transferees shall be an Affiliate of the Purchaser, and such Transferees shall become the Purchaser for the all purposes of this Agreement.

    15.  Transfer of Certain Rights.

    15.1 The rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser. The Company shall be given written notice by the Purchaser at the time of such transfer stating the name and address of the Transferee and identifying the securities with respect to which such rights are assigned.

    15.2 Any Transferee to whom rights are transferred shall, as a condition to such transfer, deliver to the Company a written instrument pursuant to which the Transferee agrees to be bound by the obligations imposed upon the Purchaser hereunder to the same extent as if such Transferee were the Purchaser hereunder.

    16. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

    17.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND

ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

    18. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

    19. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Purchaser relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

    20. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

[Signature Page To Follow]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                 REGENERON PHARMACEUTICALS, INC.

                By__________________________________


                 THE PROCTER & GAMBLE COMPANY

                 By__________________________________